Exhibit 32.0
UNIVERSAL BIOSENSORS, INC.
CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 13(a)-14(b) AND 18 U.S.C. SECTION 1350
          In connection with the report of Universal Biosensors, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to Exchange Act Rule 13(a)-14(b) and 18 U.S.C. Section 1350, each of the undersigned officers of the Company does hereby certify that, to the best of such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The undersigned have executed this Certificate as of the 14th day of November 2007.

/s/ Mark Morrison
Mark Morrisson
Chief Executive Officer and Executive Director

/s/ Salesh Balak
Salesh Balak
Chief Financial Officer